Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
August 31, 2005

         UNITED NATURAL FOODS REPORTS RECORD SALES AND EARNINGS RESULTS
               FOR THE FOURTH QUARTER AND YEAR ENDED JULY 31, 2005

o Quarterly net sales increased 22% from the fourth quarter of fiscal 2004 to $543.0 million and quarterly net income per diluted share increased 21% to $0.28, excluding special items, and increased 22% to $0.28 per diluted share, including special items.

o Annual net sales increased 23% from the full fiscal year 2004 to $2.06 billion and annual net income per diluted share increased 27% from fiscal 2004 to $1.00, excluding special items, and increased 28% to $1.00 per diluted share, including special items.

o Comparable wholesale sales growth rates were 19.3% for the quarter and 15.3% for the full year.


Dayville, Connecticut -- August 31, 2005 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $11.6 million for the fourth quarter of fiscal 2005, ended July 31, 2005, or $0.28 per share on a diluted basis, excluding special items. Net income for the fourth quarter of fiscal 2005, including special items, was $11.8 million, or $0.28 per share on a diluted basis.

Net sales for the fourth quarter of fiscal 2005 were $543.0 million, an increase of $96.6 million, or 21.6%, from the $446.4 million recorded in the fourth quarter of fiscal 2004. On a comparable growth analysis, wholesale revenue growth was 19.3% for the current quarter compared to last year.

Net income for the fourth quarter of fiscal 2005, excluding the effect of special items, increased 21.6% to $11.6 million, or $0.28 per diluted share, compared to $9.6 million, or $0.23 per diluted share, excluding special items, for the quarter ended July 31, 2004. Net income for the fourth quarter of fiscal 2005, including the effect of special items, increased 23.2% to $11.8 million, or $0.28 per diluted share, compared to $9.6 million, or $0.23 per diluted share, for the quarter ended July 31, 2004. The special items for the fourth quarter of fiscal 2005 included certain costs associated with the opening of the Company's new Greenwood, Indiana facility and the closing of its Hawaii facility. In addition, the fourth quarter included other income related to the early termination of the interest rate swap agreement that was originally entered into in May 2003. There were no special items related to the fourth quarter of fiscal 2004.

During the fourth quarter of fiscal 2005, Select Nutrition Distributors, which was acquired in December 2004, and higher fuel costs both had a negative impact on diluted earnings per share. In addition, the Company has experienced higher than expected external costs associated with its compliance efforts under
Section 404 of Sarbanes-Oxley.

The following table details the amounts and effect of these special items and the reconciliation of net income, excluding special items (Non-GAAP basis), to net income, including special items (GAAP basis) for the quarter ended July 31 2005:

------------------------------------------------------------------------------------------------------
Quarter Ended July 31, 2005
                                                         Pretax                        Per diluted
(in thousands, except per share data)                    Income       Net of Tax          share
                                                         ------       ----------          -----

Income, excluding special items:                         $18,116        $11,633           $0.28

Special items - Income/(Expense):
Related to the closing of the Hawaii facility
(included in operating expenses)                             (67)           (42)          (0.00)
Related to the opening of the Greenwood, Indiana
facility (included in operating expenses)                   (254)          (158)          (0.00)
Termination of interest rate swap agreement
(included in other income, net)                              557            346            0.01

------------------------------------------------------------------------------------------------------
Income, including special items:                         $18,352        $11,779           $0.28*
======================================================================================================
* Total reflects rounding

All Non-GAAP numbers have been adjusted to exclude special charges. A description of the Company's use of Non-GAAP information is provided under "Non-GAAP Results" below.

Record Year End Results

Net income, excluding special items, for the year ended July 31, 2005 increased $9.2 million, or 28.3%, to $41.7 million, or $1.00 per diluted share, from $32.5 million, or $0.79 per diluted share, for the year ended July 31, 2004. Net income, including special items, was $41.6 million, or $1.00 per diluted share, compared to $32.0 million, or $0.78 per diluted share, for the year ended July 31, 2004.

Net sales for the year ended July 31, 2005 were $2.06 billion, an increase of 23.3%, or $389.6 million, over the $1.67 billion recorded in the year ended July 31, 2004. On a comparable growth analysis, wholesale division's revenue growth was 15.3% compared to last year.

Special items for fiscal 2005 included certain costs associated with closing the Mounds View, Minnesota and Hawaii facilities, and certain costs associated with opening the new Greenwood, Indiana facility. In addition, other income related to the early termination of the interest rate swap agreement, which was originally entered into in May 2003, was recorded in the fourth quarter. Special items for the fiscal year ended July 31, 2004 included non-cash income related to the change in fair value of interest rate swaps and related options agreements caused by favorable changes in yield curves as well as start-up and transition costs of the Wild Oats Markets, Inc. primary distributorship.

The following tables detail the amounts and effect of these special items and the reconciliation of net income, excluding special items (Non-GAAP basis), to net income, including special items (GAAP basis) for the years ended July 31, 2005 and 2004:

------------------------------------------------------------------------------------------------------------
Year Ended July 31, 2005
                                                                 Pretax                        Per diluted
(in thousands, except per share data)                            Income         Net of Tax        share
                                                                 ------         ----------        -----

Income, excluding special items:                                 $67,284          $41,716         $1.00

Special items - Income (Expense):
Related to the closing of the Mounds View, Minnesota
facility (included in operating expenses)                           (456)            (283)        (0.01)
Related to the closing of the Hawaii facility (included in
operating expenses)                                                  (67)             (42)        (0.00)
Related to the opening of the Greenwood, Indiana facility
(included in operating expenses)                                    (266)            (165)        (0.00)
Termination of interest rate swap agreement (included in
other income, net)                                                   557              346          0.01

------------------------------------------------------------------------------------------------------------
Income, including special items:                                 $67,052          $41,572         $1.00
============================================================================================================

------------------------------------------------------------------------------------------------------------
Year Ended July 31, 2004
                                                                 Pretax                        Per diluted
(in thousands, except per share data)                            Income         Net of Tax        share
                                                                 ------         ----------        -----

Income, excluding special items:                                 $53,293          $32,509          $0.79

Special items - Income (Expense):
Wild Oats Markets, Inc. primary distributorship transition
related costs (included in operating expenses)                    (1,561)            (952)         (0.02)
Interest rate swap and related option agreements (change
in fair value of financial instruments)                              704              429           0.01

------------------------------------------------------------------------------------------------------------
Income, including special items:                                 $52,436          $31,986          $0.78
============================================================================================================

All non-GAAP numbers have been adjusted to exclude special charges. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Comments from Management

"I am very pleased with our Company's financial and operating performance in fiscal 2005," commented Steven Townsend, Chairman and Chief Executive Officer. "These results reflect the success of our sales and marketing strategies which enabled us to achieve solid growth across our three primary distribution channels. We remain focused on serving a growing customer base and are pleased that we achieved strong year over year growth in all channels. In addition, we continue to leverage our expenses, as we saw a 57 basis point improvement in our operating expenses, in spite of the higher fuel costs and Sarbanes-Oxley compliance costs that have been experienced. Overall, we realized solid increases in net sales, net income and earnings per share, which further indicates that our operating strategies are on target. We were also able to strengthen our financial position and solidify our balance sheet. At the same time, we continued to strengthen our industry presence by entering new channels of business and fostering several new business relationships."

Mr. Townsend added, "As we look ahead, we are excited about our Company's prospects for fiscal 2006 and beyond. Our efforts remain focused on helping our customers be more successful in their marketplace while maintaining our position as America's premier certified organic distributor. To ensure that United Natural Foods is well positioned to capitalize on favorable growth opportunities in the natural and organic foods industry, we will continue to invest in our people, facilities, equipment and new technologies."

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EDT on August 31, 2005 to review the Company's quarterly and annual results, market trends and future outlook. The conference call dial-in number is (303) 262-2131. The audio webcast will be available, on a listen only basis, via the Internet at http://www.earnings.com or at the Investor Relations section of the Company's website, http://www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 20,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at http://www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on June 9, 2005, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a generally accepted accounting principles ("GAAP") basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States of America. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                                 Quarters ended                  Years ended
                                                                    July 31,                       July 31,
                                                         ----------------------------    ----------------------------
                                                             2005            2004            2005            2004
                                                         ------------    ------------    ------------    ------------

Net sales                                                $    542,981    $    446,422    $  2,059,568    $  1,669,952

Cost of sales                                                 437,652         358,500       1,664,523       1,339,496
                                                         ------------    ------------    ------------    ------------
                 Gross profit                                 105,329          87,922         395,045         330,456
                                                         ------------    ------------    ------------    ------------

Operating expenses                                             85,857          70,960         321,685         270,666

Restructuring charge                                               --              --             170              --

Amortization of intangibles                                       169             164             660           1,306
                                                         ------------    ------------    ------------    ------------
                Total operating expenses                       86,026          71,124         322,515         271,972
                                                         ------------    ------------    ------------    ------------

                Operating income                               19,303          16,798          72,530          58,484
                                                         ------------    ------------    ------------    ------------

Other expense (income):
         Interest expense                                       1,682           1,275           6,568           7,265
         Change in fair value of financial instruments             --              --              --            (704)
         Other income, net                                       (731)           (154)         (1,090)           (513)
                                                         ------------    ------------    ------------    ------------
                 Total other expense                              951           1,121           5,478           6,048
                                                         ------------    ------------    ------------    ------------

                 Income before income taxes                    18,352          15,677          67,052          52,436

Income taxes                                                    6,573           6,114          25,480          20,450
                                                         ------------    ------------    ------------    ------------
                Net income                               $     11,779    $      9,563    $     41,572    $     31,986
                                                         ============    ============    ============    ============

Per share data (basic):

                Net income                               $       0.29    $       0.24    $       1.02    $       0.81
                                                         ============    ============    ============    ============

Weighted average basic shares of common stock                  41,139          39,993          40,639          39,471
                                                         ============    ============    ============    ============

Per share data (diluted):

                Net income                               $       0.28    $       0.23    $       1.00    $       0.78
                                                         ============    ============    ============    ============

Weighted average diluted shares of common stock                41,951          41,623          41,607          41,025
                                                         ============    ============    ============    ============

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                      (In thousands, except per share data)

                                                                         July 31,      July 31,
                                                                           2005          2004
                                                                        ----------    ----------
ASSETS
Current assets:
    Cash                                                                $   12,615    $   13,633
    Accounts receivable, net                                               136,472       106,178
    Notes receivable, trade, net                                               877           772
    Inventories                                                            235,700       196,171
    Prepaid expenses and other current assets                                9,811         7,007
    Deferred income taxes                                                    7,419         7,610
                                                                        ----------    ----------
       Total current assets                                                402,894       331,371

Property & equipment, net                                                  167,909       114,140

Other assets:
    Goodwill                                                                73,808        57,242
    Notes receivable, trade, net                                             1,802         1,601
    Intangible assets, net                                                     307           154
    Other                                                                    4,538         4,259
                                                                        ----------    ----------

       Total assets                                                     $  651,258    $  508,767
                                                                        ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable - line of credit                                      $  123,574    $  107,004
    Accounts payable                                                       119,177        80,875
    Accrued expenses and other current liabilities                          34,915        29,501
    Current portion of long-term debt                                        5,843         4,766
                                                                        ----------    ----------
       Total current liabilities                                           283,509       222,146

Long-term debt, excluding current portion                                   64,852        43,978
Deferred income taxes                                                        6,904         7,730
Other long-term liabilities                                                    474           137
                                                                        ----------    ----------
       Total liabilities                                                   355,739       273,991
                                                                        ----------    ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares;
    none issued and outstanding                                                 --            --
  Common stock, $0.01 par value, authorized 50,000 shares; issued and outstanding 41,287 and 40,118 at July 31, 2005 and 2004,
    respectively                                                               413           401
  Additional paid-in capital                                               120,354       101,118
  Unallocated shares of Employee Stock Ownership Plan                       (1,605)       (1,768)
  Accumulated other comprehensive income                                        --           240
  Retained earnings                                                        176,357       134,785
                                                                        ----------    ----------
     Total stockholders' equity                                            295,519       234,776
                                                                        ----------    ----------

Total liabilities and stockholders' equity                              $  651,258    $  508,767
                                                                        ==========    ==========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                      Years ended
                                                                        July 31,
                                                                ------------------------
                                                                   2005          2004
                                                                ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $   41,572    $   31,986
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                   13,573        11,660
    Change in fair value of financial instruments                       --          (704)
    Gains on disposals of property & equipment                         (29)          (95)
    Deferred income taxes                                            1,763         3,724
    Provision for doubtful accounts                                  2,471         3,586
    Stock-based compensation                                           162            --
Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                            (27,437)      (19,653)
    Inventory                                                      (34,645)      (37,801)
    Prepaid expenses and other assets                               (3,291)         (913)
    Notes receivable, trade                                           (306)         (527)
    Accounts payable                                                32,219        13,688
    Accrued expenses and other current liabilities                   4,199         3,202
    Financial instruments                                               --        (5,400)
    Tax effect of stock options                                      8,095         6,213
                                                                ----------    ----------
     Net cash provided by operating activities                      38,346         8,966
                                                                ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                               (65,951)      (23,851)
Purchases of acquired businesses, net of cash acquired             (16,615)           (6)
Proceeds from disposals of property and equipment                      242           244
                                                                ----------    ----------
     Net cash used in investing activities                         (82,324)      (23,613)
                                                                ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net                       30,288        10,204
Proceeds from exercise of stock options                             10,991         9,043
Net borrowings under note payable                                   10,850        10,834
Repayments on long-term debt                                        (8,438)       (4,522)
Principal payments of capital lease obligations                       (731)         (924)
                                                                ----------    ----------
     Net cash provided by financing activities                      42,960        24,635
                                                                ----------    ----------

NET (DECREASE) INCREASE IN CASH                                     (1,018)        9,988
Cash at beginning of period                                         13,633         3,645
                                                                ----------    ----------
Cash at end of period                                           $   12,615    $   13,633
                                                                ==========    ==========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest                                                   $    7,006    $    7,074
                                                                ==========    ==========
     Income taxes, net of refunds                               $   16,609    $    9,851
                                                                ==========    ==========